UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 29, 2009

Primus Guaranty, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-32307	98-0402357
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

q	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
q	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
q	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
q	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

     On May 29, 2009, Primus Guaranty, Ltd. (the “Company”) entered into a Rights Agreement with Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”). Under the Rights Agreement, one preferred share purchase right (a “Right”) will be issued (the “Issuance”) for each share of common stock in the Company, par value $0.08 per share (a “Common Share”). The Issuance is to be made on June 8, 2009 (the “Record Date”) to the shareholders of the Company entered into the register of members as of the Close of Business (as defined in the Rights Agreement) on the Record Date. Each Right initially represents the right to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share, $0.01 par value per share (a “Preferred Share”) at a price of $5.00 per one one-hundredth of a Preferred Share (the “Exercise Price”).

     The Board has adopted the Rights Agreement to contribute to the preservation of the Company’s long-term value for its shareholders and to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 20% or more of the outstanding Common Shares without the approval of the Board. The Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan will be excepted. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

     For those interested in the specific terms of the Rights Agreement, the Company provides the following summary description. This summary description of the Rights, however, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, and should only be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 hereto. A copy of the agreement is available free of charge from the Company.

     Exercise of Rights; Exercise Price. The Rights will not be exercisable until 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 20% or more of the outstanding Common Shares (subject to the grandfather provision described below). The date when the Rights become exercisable is referred to as the “Distribution Date”. The Rights Agreement provides that a person or group who Beneficially Owns (as defined in the Rights Agreement) 20% or more of the Company’s Common Shares as of May 29, 2009, 5:00 P.M. New York City time, will not cause such Rights to be exercisable unless, after such date, that person or group either (i) acquires an additional 0.5% interest or (ii) reduces its beneficial ownership to below 20% and then later increases its beneficial ownership to greater than 20%.

     Each Right initially represents the right to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share, at the Exercise Price of $5.00 per

one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments as described below.

     Protection against Creeping Acquisitions (“Flip-In”). In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights Owned Beneficially by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of its Right that number of Common Shares having a market value of two times the Exercise Price of the Right.

     Protection against Squeeze-out (“Flip-Over”). In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or the Company shall be discontinued and continued in another jurisdiction, in each case after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     Detachment of Rights; Rights Certificates; Transfer of Rights. Until the Distribution Date, the Rights will be evidenced, with respect to any Common Shares outstanding as of the Record Date, by such Common Share certificates with a copy of the Summary of Rights to Purchase Preferred Shares (which is attached as Exhibit C to the Rights Agreement) attached thereto. The Rights Agreement provides that, until the Distribution Date (or earlier termination or expiration of the Rights as described below), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier termination or expiration of the Rights as described below), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier termination or expiration of the Rights as described below), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights to Purchase Preferred Shares being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to members registered as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     Anti-Dilution Provisions. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a share split or subdivision of the Common Shares or a share dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Share Provisions. Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     Fractional Preferred Shares. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise, if the Company has sufficient distributable reserves for such aggregate payment.

     Termination. At any time prior to the acquisition by an Acquiring Person of beneficial ownership of 20% or more of the outstanding Common Shares, the Board may terminate the Rights in whole, but not in part, at a price of $.01 per Right (the “Termination Price”). The termination of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Termination Price.

     Exchange. Upon adoption, at any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right, or, in the event that there shall not be sufficient Common Shares to permit any exchange of Rights as contemplated, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares such that the current per share market price of one Preferred Share multiplied by such number is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares, in each case subject to adjustment.

     Amendments of Rights. The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Expiration. The Rights will expire on May 28, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier terminated or exchanged by the Company, in each case, as described above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	4.1	Rights Agreement, dated as of May 29, 2009, between Primus Guaranty,
Ltd. and Mellon Investor Services LLC, which includes the form of
Certificate of Designations as Exhibit A, the form of Right Certificate as
Exhibit B and the Summary of Rights to Purchase Preferred Shares as
Exhibit C.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2009

Primus Guaranty, Ltd.

By: /s/ Richard Claiden
Name: Richard Claiden
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of May 29, 2009, between Primus Guaranty, Ltd.
and Mellon Investor Services LLC, which includes the form of Certificate of
Designations as Exhibit A, the form of Right Certificate as Exhibit B and the
Summary of Rights to Purchase Preferred Shares as Exhibit C.